                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                MEDIQ/PLSS, INC.

                                    * * * * *

      1. The name of the corporation is

                                MEDIQ/PLSS, INC.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is Two Thousand (2,000) of which stock One Thousand (1,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to Ten Thousand Dollars ($10,000) shall be Common stock and of which One Thousand (1,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to Ten Thousand Dollars ($10,000) shall be Class A Common stock.

      5. The name and mailing address of each incorporator is as follows:


     NAME                     MAILING ADDRESS
     ----                     ---------------

M. A. Brzoska                 Corporation Trust Center
                              1209 Orange Street
                              Wilmington, Delaware 19801

D. A. Hampton                 Corporation Trust Center
                              1209 Orange Street
                              Wilmington, Delaware 19801

L. J. Vitalo                  Corporation Trust Center
                              1209 Orange Street
                              Wilmington, Delaware 19801


      6. The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

      To make, alter or repeal the by-laws of the corporation.

      8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith

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or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts stated are true, and accordingly have hereunto set our hands this 1st day of May 1991.

                                              M. A. Brzoska
                                              ---------------------------
                                              M. A. Brzoska

                                              D. A. Hampton
                                              ---------------------------
                                              D. A. Hampton

                                              L. J. Vitalo
                                              ---------------------------
                                              L. J. Vitalo
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                              CERTIFICATE OF MERGER

                                       OF

                      MEDIQ/PRN Life Support Services, Inc.

                                      INTO

                                MEDIQ/PLSS, Inc.

                                    * * * * *

      The undersigned corporation

      DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


       NAME                                  STATE OF INCORPORATION
       ----                                  ----------------------

       MEDIQ/PRN Life Support
       Services, Inc.                              California

       MEDIQ/PLSS, Inc.                            Delaware


      SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

      THIRD: The name of the surviving corporation of the merger is MEDIQ/PLSS, Inc., which shall herewith be changed to MEDIQ/PRN Life Support Services, Inc., a Delaware Corporation.

      FOURTH: That the amendments or changes in the Certificate of Incorporation of MEDIQ/PLSS, Inc., a Delaware corporation, which is the surviving corporation, that are to be effected by the merger are as follows:

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      FIRST: The name of the corporation is

                      MEDIQ/PRN Life Support Services, Inc.

      FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is One MEDIQ Plaza, Pennsauken, New Jersey 08110.

      SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:


                                                              Par Value per
Corporation               Class         Number of Shares           share
-----------               -----         ----------------           -----

MEDIQ/PRN Life            Common            20,000                  $.01
Support Services,
Inc.

MEDIQ/PRN Life            Class A            2,000                  $.01
Support Services,         Common
Inc.


      EIGHTH: That this Certificate of Merger shall be effective on June 1, 1993.

Dated May 28th, 1993.

                                MEDIQ/PLSS, Inc.


                               By /s/ Michael F. Sandler
                                  --------------------------------------
                                  Michael F. Sandler, Vice President

ATTEST:


By /s/ Alan S. Einhorn
---------------------------------------
   Alan S. Einhorn, Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                    OF MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

      The undersigned, being the Vice President - Treasurer of MEDIQ/PRN Life Support Services, Inc. certifies that in accordance with Section 242 of the Delaware General Corporation Law, the following amendment to the Certificate of Incorporation was duly considered and approved by the holders of a majority of the voting power of the outstanding shares qualified to vote thereon by unanimous written consent of the sole shareholder dated June 2, 1993:

            RESOLVED, that the first sentence of Article IV of the Certificate of Incorporation of this Corporation shall read in its entirety as follows:

      "The total number of shares of all classes of stock which the Company shall have the authority to issue is 20,000 shares of Common Stock of a par value of $.Ol per share and 2,000 shares of Class A Common Stock of a par value of $.0l per share.

      IN WITNESS WHEREOF, MEDIQ/PRN Life Support Services, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by it Vice President - Treasurer, Michael F. Sandler, and attested by its Assistant Secretary, Alan S. Einhorn, this 21st day of June, 1993.

[Corporate Seal]                     MEDIQ/PRN LIFE SUPPORT
                                     SERVICES, INC.


                                 BY: /s/ Michael F. Sandler
                                     --------------------------
                                     Michael F. Sandler
                                     Vice President -
                                     Treasurer


                           ATTEST: /s/ Alan S. Einhorn
                                     --------------------------
                                     Alan S. Einhorn
                                     Assistant Secretary